SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

TO

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of amended report: December 19, 2007

CORINTHIAN COLLEGES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-25283	33-0717312
(State or other jurisdiction of Incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

6 Hutton Centre Drive, Suite 400, Santa Ana, California	92707
(Address of principal executive offices)	(Zip Code)

(714) 427-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On December 14, 2007, Corinthian Colleges, Inc. ("Corinthian") announced that it had entered into an asset purchase agreement to sell 12 Canadian schools located outside the province of Ontario to a wholly owned subsidiary of the Eminata Group, in a cash transaction valued at CAD $7.4 million. The agreement is subject to a negative working capital adjustment to be made at closing. The closing of the transaction is conditioned upon receipt of regulatory approvals, landlord consents, and other customary closing conditions. Corinthian currently expects the transaction to close in its third fiscal quarter.

Corinthian previously announced the planned divestiture of the 12 CDI campuses in August 2007. Since that date, Corinthian has accounted for the schools as discontinued operations and will continue to do so until the closing of the transaction. Combined, the 12 divested campuses generated revenues of approximately CAD $35 million in fiscal 2007.

In the fourth quarter of the fiscal year ended June 30, 2007, Corinthian concluded that the carrying value of the goodwill and certain long-lived assets associated with these campuses was impaired under generally accepted accounting principles. Accordingly, Corinthian previously recognized a non-cash charge of $0.07 per share for the quarter ended June 30, 2007. Such expenses were estimated in accordance with the provisions of Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS 144”). Under SFAS 144, net assets held for sale are required to be recorded on the balance sheet at estimated fair value, less costs to sell. The Company also previously estimated that additional costs associated with this action, including, but not limited to, investment banking and attorneys’ fees would be approximately $700,000. Additionally, the Company now estimates that the employee retention and severance costs associated with this transaction will be approximately $2.7 million, of which approximately $1.1 million was recognized in the Company’s quarter ended September 30, 2007. The total costs estimated to be incurred in connection with the divestiture is the sum of the foregoing amounts.

In accordance with SFAS 144, the estimated selling costs of the schools will be re-evaluated by Corinthian as of the end of each fiscal quarter until the closing of the transaction. Any changes in estimated selling costs may result in additional charges that may be material to Corinthian’s consolidated results of operations.

Forward-Looking Statements:

Certain statements in this Amendment No. 1 to the Current Report on Form 8-K may be deemed to be forward-looking statements under the Private Securities Litigation Reform Act of 1995. Corinthian intends that all such statements be subject to the “safe-harbor” provisions of that Act. Such statements include those pertaining to anticipated timing of divestitures, and costs and charges associated therewith, as noted above. Many other factors may cause Corinthian's actual results to differ materially from those discussed in any such forward-looking statements, including risks inherent in the sale of any of Corinthian’s schools and Corinthian’s ability to estimate the amount and timing of the costs and charges associated with each sale; and other risks and uncertainties described in Corinthian's filings with the U.S. Securities and Exchange Commission. The historical results achieved by Corinthian are not necessarily indicative of its future prospects. Corinthian undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CORINTHIAN COLLEGES, INC.

December 19, 2007	/s/ Stan A. Mortensen
Stan A. Mortensen
Senior Vice President and General Counsel